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                                                                 EXHIBIT (A)(26)

                       THE PAYDEN & RYGEL INVESTMENT GROUP
                               AMENDMENT NO. 25 TO
                             MASTER TRUST AGREEMENT


        This Amendment No. 25 to the Master Trust Agreement of The Payden & Rygel Investment Group, dated January 22, 1992, as amended (the Agreement"), is made as of December 31, 2000.

        WHEREAS, pursuant to the Agreement, the Trustees have previously established and designated twenty-two sub-trusts known as the Payden & Rygel Limited Maturity Fund, Payden & Rygel Short Bond Fund, Payden & Rygel U.S. Government Fund, Payden & Rygel GNMA Fund, Payden & Rygel Investment Quality Bond Fund, Payden & Rygel Total Return Fund, Payden & Rygel High Income Fund, Bunker Hill Money Market Fund, Payden & Rygel Short Duration Tax Exempt Fund, Payden & Rygel Tax Exempt Bond Fund, Payden & Rygel California Municipal Income Fund, Payden & Rygel Growth & Income Fund, Payden & Rygel Market Return Fund, Payden & Rygel U.S. Growth Leaders Fund, Payden & Rygel Small Cap Leaders Fund, Payden & Rygel Global Short Bond Fund, Payden & Rygel Global Fixed Income Fund, Payden & Rygel Emerging Markets Bond Fund, Payden & Rygel Global Balanced Fund, Payden & Rygel European Growth & Income Fund, Payden & Rygel European Aggressive Growth Fund and Payden & Rygel World Target Twenty Fund; and

        WHEREAS, the Trustees have the authority, without shareholder approval, under Section 7.3 of the Agreement, to amend the Agreement in any manner, so long as such amendment does not adversely affect the rights of any shareholder and is not in contravention of applicable law; and

        WHEREAS, the Trustees hereby desire to liquidate, and have authorized the liquidation of, the Payden & Rygel European Growth & Income Fund, effective December 23, 2000, and the Trustees further desire to rename, and have authorized the renaming of, each of the remaining Funds, effective December 31, 2000;

        NOW THEREFORE:

        The first paragraph of Section 4.2 of the Agreement is hereby amended to read in pertinent part as follow:

               "Section 4.2 Establishment and Designation of Sub-Trusts. Without limiting the authority of the Trustee set forth in Section 4.1 to establish and designate any further Sub-Trusts, the Trustees hereby establish and designate twenty-one Sub-trusts and classes thereof:
        Payden Limited

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        Maturity Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Short Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden U.S. Government Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Investment Quality Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Total Return Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden GNMA Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden High Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Bunker Hill Money Market Fund, which shall consist of two classes of shares designated as "Class R" and "Class D" shares; Payden Short Duration Tax Exempt Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Tax Exempt Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden California Municipal Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Growth & Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Market Return Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden U.S. Growth Leaders Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Small Cap Leaders Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Global Short Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Global Fixed Income Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Emerging Markets Bond Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden Global Balanced Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; Payden European Aggressive Growth Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares; and Payden World Target Twenty Fund, which shall consist of two classes of shares designated as "Class R" and "Class S" shares. The shares of each Sub-Trust and classes thereof and any shares of any further Sub-Trusts and classes thereof that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Sub-Trust or class at the time of establishing
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        and designating the same) have the following relative rights and preferences:".

        The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

        IN WITNESS WHEREOF, the undersigned have hereunto set their hands for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.


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Joan A. Payden                              Christopher N. Orndorff


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W. D. Hilton, Jr.                           Dennis C. Poulsen


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J. Clayburn La Force                        Stender Sweeney


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Gerald S. Levey, M.D.                       Mary Beth Syal


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Thomas V. McKernan, Jr.